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                                                                    EXHIBIT 10.2


                       FLEXTRONICS INTERNATIONAL USA, INC.
                      DESIGN/ENGINEERING SERVICES AGREEMENT

     THIS ENGINEERING SERVICES AGREEMENT ("AGREEMENT") is made as of January 11, 2002 (the "EFFECTIVE DATE"), between TeraForce Technology Corporation, having its place of business at 1240 East Campbell Road, Richardson, TX 75081 ("CLIENT") and Flextronics Design S.D., Inc., having its place of business at 4520 Executive Drive, San Diego, CA 92121-3018 ("FLEXTRONICS").

     Pursuant to an Asset Purchase Agreement by and among Flextronics, Client and DNA Enterprises, Inc. ("DNA"), a wholly-owned subsidiary of Client, Flextronics has purchased the design business of DNA ("ASSET PURCHASE AGREEMENT"). As a condition to the Asset Purchase Agreement, Flextronics withheld $1,000,000 from the Final Acquisition Consideration (defined in the Asset Purchase Agreement) to be applied as a retainer pursuant to this Agreement (the "PREPAYMENT").

     Client has requirements for certain engineering design services. Flextronics has developed processes and practices for providing design and engineering services for many different electronic applications, and at Client's request desires to provide said services in accordance with Client's specifications. The parties agree as follows:

1.   SCOPE, SERVICES, LICENSE.

          1.1. Scope. This Agreement sets forth the terms and conditions for the design services to be provided by Flextronics. Such services will be performed by Flextornics' engineering personnel at the direction of Client. Flextronics shall provide Client engineering personnel qualified to provide the services required by Client and will use it commercially reasonable efforts to provide specific personnel requested by Client.

          1.2. Services. Flextronics agrees to use reasonable commercial efforts to perform the services ("SERVICES") pursuant to written specifications described in purchase orders or changes thereto issued by Client and accepted by Flextronics.

          1.3. License. Client grants Flextronics a non-exclusive license during the term of this Agreement to use all of Client's patents, trade secrets and other intellectual property required to perform Flextronics' obligations under this Agreement.

2.   RETAINED SERVICES CONTRACT; PAYMENT FOR SERVICES AND EXPENSES.

          2.1. Retained Services Agreement. TeraForce will be required to purchase, and Flextronics will be required to provide 2,500 hours per month of design services during the



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     first three months following the Effective Date, 1,000 hours per month of design services during months 4 through 6 following the Effective Date, 500 hours per month of design services during months 7 and 8 following the Effective Date and 265 hours per month of design services during the month 9 following the Effective Date (the "MINIMUM HOURS"). The hourly rate attributed to these Minimum Hours will be $85 per hour up to a total of $1,000,000 in minimum fees during the first year of the Agreement (the "MINIMUM AMOUNT"). Any services provided in excess of the Minimum Hours shall be provided at Flextronics' normal rates, or such other rates on which Flextronics and Client agree.


          2.2. Adjustment of Minimum Hours. Flextronics shall have the right, but not the obligation, to reduce the Minimum Hours in the event such hours can be billed to a third party at a rate greater than $85 per hour. In the event Flextronics wishes to exercise its rights pursuant to this section, it must provide Client with reasonable notice that such hours will not be provided and the time period effecting such reduction. Any reduction in the Minimum Hours pursuant to this section will result in a corresponding decrease in the Minimum Amount.


          2.3. Invoices. Flextronics shall invoice TeraForce for the Minimum Hours (according to Section 2.1 above, whether or not TeraForce used the Flextronics design services during the period) and for any Services performed in excess of the Minimum Hours, on a monthly basis. In each such invoice, Flextronics shall credit the relevant portion of the prepayment. Client shall pay the amount of such invoices submitted by Flextronics (less any credit for the Prepayment). In the event that Client fails or refuses, for any reason, to make any payment due Flextronics pursuant to this Agreement, and in the event such payment remains delinquent for a period of fifteen (15) days from and after the due date thereof, Flextronics may stop all Services under this Agreement and retain all work in process until all outstanding invoices are paid in full. With respect to work performed over and above the Minimum Hours, to the extent that Flextronics project personnel cannot be reassigned to other billable work during such stoppage and/or in the event restart cost are incurred, additional fees may be due and payable before the Services can resume.

          2.4. Expenses. Client shall reimburse Flextronics at cost for all reasonable expenses incurred by Flextronics in the performance of Services.

          2.5. Payment. Client agrees to pay all invoices in U.S. Dollars within thirty (30) days of the date of the invoice. Client agrees to pay one and one-half percent (1.5%) monthly interest on all late payments. Furthermore, if Client is late with payments, or Flextronics has reasonable cause to believe Client may not be able to pay, Flextronics may require prepayment or delay shipments or suspend Services until assurances of payment satisfactory to Flextronics are received.



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3.   MATERIALS RELATED TO SERVICES.

     Client will provide all machinery, equipment, tooling, components, boards, materials and supplies necessary to perform the Services ("MATERIALS"). Flextronics will have no responsibility to provide any Materials.

4.   CONFIDENTIAL INFORMATION. During the term of this Agreement and for three
     (3) years thereafter each party will not, disclose without the permission of the other party any of the other party's information which is conspicuously marked to indicate its confidential or proprietary nature or which the other party has otherwise instructed in writing to maintain as confidential. This paragraph shall not apply to any information which is publicly available or which is available from a third party without similar restrictions on disclosure. Upon written request of a party, the other shall return all such confidential information of the requesting party and shall destroy all copies thereof. In the event the parties have executed an agreement related to confidential information prior to this agreement the terms and conditions of that agreement shall govern confidential information.

5. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be construed to constitute a partnership, joint venture, agency, or employment relationship between Client and Flextronics or Flextronics' employees or contractors. It is understood that Flextronics shall at all times remain an independent contractor and that Client shall in no event be liable for the debts, liabilities, or other obligations of Flextronics.

6. NEW DEVELOPMENTS. Except for Flextronics' existing intellectual property including, without limitation, Flextronics' design tools, methodologies, software, algorithms, or other means that may be used to design production means or the processes by which products are manufactured, assembled, or tested (including, but not limited to any intellectual property acquired by Flextronics from Client pursuant to the Asset Purchase Agreement of even date herewith), Flextronics agrees that all designs, plans, reports, specifications, drawings, schematics, prototypes, models, inventions, copyrights, and all other information and items made or conceived by Flextronics or by its employees, contract personnel, or agents during the course of this Agreement and exclusively related to the Services shall be and are assigned to Client as its sole and exclusive property. Upon Client's request Flextronics agrees to assist Client, at Client's expense, to obtain patents for any such inventions, including the disclosure of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, and assignments, and all other instruments and papers which Client shall deem necessary to apply for and to assign or convey to Client, its successors and assigns or nominees, the sole and exclusive right, title and interest in such inventions, copyrights, applications and patents. Flextronics agrees to obtain or has obtained written assurances from its employees and contract personnel of their agreement to substantially the same terms as contained herein with regard to confidential information and such new developments.

7. CLIENT REPRESENTATIVE. Dr. Eugene Helms shall represent Client during the performance of this Agreement with respect to the Services and deliverables defined herein, and has authority to execute modifications or additions to this Agreement as defined in the paragraph herein titled "Additional Services".


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8.   LIABILITY AND INDEMNIFICATION. Client and Flextronics hereby acknowledge and agree that: (a) the Services to be performed hereunder by Flextronics may be incorporated into a product, process or service to be developed by Client, (b) Client is responsible for final review, testing, and approval of all features of the Product and the results of the Services, and (c) Client has provided Flextronics with data, information and/or Specifications regarding the Services which have been used by and relied upon by Flextronics without independent verification or investigation. Accordingly, Client shall defend, indemnify, and hold Flextronics, its affiliated companies, officers, directors, employees, and agents ("INDEMNIFIED PARTIES") harmless from any obligations, costs, claims, judgments, losses, expenses and liabilities (including reasonable attorneys fees) incurred in connection with any such claim or alleged claim suffered or incurred by any of the Indemnified Parties as a result of any third party claim or threatened claim which arises in connection with the Services, Flextronics' performance under this Agreement, process or service of Client, including but not limited to any claim that any results from the Services infringe any third party's copyright, patent, trademark, or other intellectual property rights. This section shall survive termination or expiration of this Agreement.

9. DISCLAIMER OF WARRANTY AND LIMITATION OF REMEDIES. Client understands and agrees that (a) nothing contained in this Agreement shall be construed as a warranty, either expressed or implied (including without limitation, any warranty of merchantability or fitness for a particular purpose), as to the Services performed hereunder, (b) Flextronics shall not be liable for any loss or damage caused by delay in furnishing Services or any other performance under or pursuant to this Agreement, (c) the sole and exclusive remedy for Flextronics' liability of any kind (including liability and negligence) with respect to the Services covered by this Agreement and all other performance by Flextronics under or pursuant to this Agreement shall be limited to Client's right to recover an equitable amount not to exceed such charges as were paid to Flextronics hereunder, and (d) in no event will Flextronics be liable for any loss of use, loss of profit, interruption of business, any indirect, special, incidental, punitive, or consequential damages of any kind (including lost profits) regardless of the form of action, whether in contract, tort (including negligence), strict liability or otherwise, even if Flextronics has been advised or should have been aware of the possibility of such damages. This section shall survive the termination or expiration of this Agreement.

10. ENFORCEMENT OF AGREEMENT. If the scope of any of the provisions of this Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

11.  ADDITIONAL SERVICES. Client and Flextronics agree:

     11.1. Basis for Pricing; Additional Fees. The fees quoted herein, whether on a "time and materials" basis or a "fixed price" basis, are contingent upon the accuracy and



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               completeness of the Specifications and key assumptions, and the performance of Client's responsibilities, as described in this Agreement. Additional fees will be due if Flextronics is required to perform Additional Services or incur additional out-of-pocket costs due to (a) changes in scope or Specifications, (b) invalid assumptions, (c) failure of Client or a subcontractor of Client's to perform its responsibilities under this Agreement, or (d) extension of any milestone completion schedule due to causes outside of Flextronics' control. If Flextronics identifies a requirement for Additional Services, it will notify Client as soon as practical, and will receive Client's written approval before continuing.


     11.2. Additional Fees Due to Delays. Additional fees at Flextronics' standard hourly billing rates for any time in excess of the Minimum Hours, plus any out-of-pocket costs incurred by Flextronics, will be due if Flextronics must stop Services due to delays caused by Client or a subcontractor of Client's failure to perform its responsibilities, to the extent that Flextronics project personnel cannot be reassigned to other billable work.


12.  NOTICES. Notices to the parties should be addressed as follows:

                         If to Flextronics:

                           Flextronics Design S.D., Inc.
                           4520 Executive Drive
                           San Diego, CA 92121-3018
                           Phone: (858) 550-1441
                           Fax: (858) 550-1442

                           with copies to:

                           Flextronics International USA Inc.
                           2090 Fortune Drive
                           San Jose, CA 95131
                           Attention:   Robert R.B. Dykes
                                        President, Systems Group and
                                        Chief Financial Officer
                           Phone:  (408) 576-7000
                           Fax:  (408) 526-9215



                           Flextronics International Ltd.
                           2 Changi Road
                           Singapore 408723
                           Attn:  Chairman
                           Phone:  (65) 844-3366
                           Fax:  (65) 842-1103



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                         If to Client:

                           TeraForce Technology Corporation
                           1240 East Campbell Road
                           Richardson, TX 75081
                           Attention:   Robert P. Capps
                                        Executive Vice President
                                        and Chief Financial Officer


13. ASSIGNMENT. Neither this Agreement, nor any duties or obligations under this Agreement may be assigned by either party without the prior written consent of the other party. Except for this prohibition on assignment, this Agreement shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the parties hereto.

14. TERM AND TERMINATION. The term of this Agreement shall be for the greater of (a) one year or (b) until the Services have been completed unless otherwise terminated or canceled as provided herein. In the event of cancellation prior to completion of the Services, Client shall pay Flextronics the greater of (a) the Minimum Amount or (b) all outstanding invoices, including all work in progress and out-of-pocket costs incurred up to the date of cancellation plus reasonable shut-down costs. Flextronics agrees to deliver all results of Services paid for up to the time of cancellation. In the event that Flextronics cannot deliver under this Agreement due to causes beyond its control, Client will compensate Flextronics for the greater of (a) the Minimum Amount or (b all outstanding invoices, including all work in progress and out-of-pocket costs incurred up to the date of cancellation plus reasonable shut-down costs. In the event that Client cannot perform under this Agreement through causes beyond its control, Flextronics will be responsible for the return of payments made prior to the date of stoppage that are in excess of the greater of (a) the Minimum Amount or (b) work performed and out-of-pocket costs incurred. No such termination or cancellation shall affect the obligations of the parties under the sections herein titled "Confidential Information" and "New Developments".

15. DISPUTE RESOLUTION. Before invoking the binding dispute mechanism set forth in this Agreement, the parties shall first participate in mediation of any dispute arising under this Agreement. If such mediation is not concluded within forty-five (45) days from the date of the notice of breach by one of the parties, then any controversy or claim relating to this Agreement (whether contract, tort, or both), or the breach of this Agreement, other than claims for a temporary restraining order, order to show cause or other extraordinary, equitable relief for which monetary damages are inadequate, shall be arbitrated by and in accordance with the then existing commercial arbitration rules of the American Arbitration Association. Judgment on the award rendered by such arbitrator(s) may be entered in any court having jurisdiction. If such arbitration is not convened within seventy-five (75) days from the date of the notice of breach by one of the parties, then either party may file a lawsuit to resolve the dispute. Any dispute that arises under or relates to this Agreement shall be resolved in Santa Clara County, California, or if necessary, in the state and federal courts located in Santa



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     Clara. This Agreement, and any dispute arising from the relationship between the parties to this Agreement, shall be governed by California law, excluding its choice of law principles. The parties consent to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded reasonable attorney fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

16. SALES TAX. Should all or any portion of the Services performed by Flextronics under this Agreement be deemed, at any time, by the California State Board of Equalization to be taxable as a result of any determination, audit, regulation, or statute; Flextronics shall invoice Client for such taxes and Client shall promptly pay all such invoices submitted by Flextronics.

17. COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the matters covered herein. No other agreements (other than a precedent agreement related to confidential information), represented by or on behalf of the parties hereto or by their employees, contract personnel, or agents, or contained in any sales materials or brochures, shall be deemed to bind the parties hereto with respect to the subject matter hereof. Client acknowledges that it is entering into this Agreement solely on the basis of the representations contained herein.

18. IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date indicated below.

FLEXTRONICS DESIGN S.D., INC.:

By: /s/ Ronald R. Snyder
   ----------------------------------

Title: Executive Vice President
       ------------------------------

TERAFORCE TECHNOLOGY CORPORATION

By: /s/ Robert P. Capps
   ----------------------------------

Title: Executive Vice President
       ------------------------------